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                                   EXHIBIT 21

PARENT AND SUBSIDIARIES
     (Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

         Its Subsidiaries:
                  National Holding Investment Company
                  Wilmington, Delaware (A Delaware Corporation)

                  Its Subsidiaries:
                           Presto Manufacturing Company
                           Jackson, Mississippi (A Mississippi Corporation)

                           Its Division:
                                Presto Products Manufacturing Company
                                Alamogordo, New Mexico

                           Century Leasing and Liquidating, Inc. (Inactive) Minneapolis, Minnesota (A Minnesota Corporation)

                           Its Subsidiary:
                                Presto Export, Inc. (Inactive)
                                Minneapolis, Minnesota (A Minnesota Corporation)

                           Jackson Sales and Storage Company
                           Jackson, Mississippi (A Mississippi Corporation)

                           Canton Sales & Storage Company
                           Canton, Mississippi (A Mississippi Corporation)

                           Presto Export, Ltd. (Inactive)
                           Christiansted, St. Croix, U.S. Virgin Islands (A Virgin Islands Corporation)

                  National Defense Corporation
                  Eau Claire, Wisconsin (A Wisconsin Corporation)

                  AMTEC Corporation
                  Janesville, Wisconsin (A Wisconsin Corporation)

                  Presto Absorbent Products, Inc.
                  Eau Claire, Wisconsin (A Wisconsin Corporation)

                  NPI Export Corporation (Inactive)
                  Minneapolis, Minnesota (A Minnesota Corporation)